UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 21, 2007
ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28440 (Commission File Number)	68-0328265 (I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA (Address of principal executive offices)		92618 (Zip Code)
Registrant’s telephone number, including area code: (949) 595-7200
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On February 21, 2007, Endologix, Inc. (“Endologix”) entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (“SVB”), whereby Endologix may borrow up to $5,000,000 under a revolving credit facility. All outstanding amounts under the Agreement bear interest at a variable rate equal to SVB’s prime rate plus 0.50%, which is payable on a monthly basis. The Agreement also contains customary covenants regarding operations of Endologix business and financial covenants relating to a ratio of current assets to current liabilities and tangible net worth. All amounts owing under the Agreement shall become due and payable on February 21, 2009.
     Upon an event of default under the Agreement, SVB has the ability to declare all outstanding obligations under the Agreement immediately due and payable. Generally, an event of default includes (a) Endologix failure to pay when due any monetary obligation, (b) Endologix failure to comply with any of the covenants in the Agreement, (c) the occurrence of a Material Adverse Change (as defined in the Agreement), (d) the commencement of any proceeding by or against Endologix under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced, (e) Endologix is in default under any other Material Indebtedness (as defined in the Agreement), (f) a judgment for the payment of money of at least $100,000 shall have been entered against Endologix and shall remain unsatisfied or unstayed for a period of at least 10 days, (g) any representation or warranty made to SVB by Endologix shall be materially incorrect or (h) any Governmental Approval (as defined in the Agreement) received by Endologix is revoked, suspended or modified in an adverse manner. To secure Endologix repayment obligations under the Agreement, SVB obtained a first priority security interest in all of Endologix assets, other than intellectual property.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with Endologix Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See disclosure under Item 1.01 of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.
Date: February 21, 2007	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer